                                    QUIGLEY

Carl Hymans                                                Carl Fonash
G.S. Schwartz & Co.                                        The Quigley Corporation
(212) 725-4500                                             (267) 880-1111
carlh@schwartz.com                                         fonash@quigleyco.com
------------------

                     QUIGLEY REPORTS SECOND QUARTER RESULTS

        --NET SALES INCREASED 28%; COLD REMEDY SEGMENT NET SALES UP 36%--

DOYLESTOWN,  PA. - JULY 28, 2005 - THE QUIGLEY CORPORATION (NASDAQ:  QGLY) today reported  net sales of $8.8  million  for the second  quarter  of 2005,  a 28.2%
increase over the $6.9 million reported for the same period in 2004. For the six months ended June 30, 2005, net sales were $20.6 million,  a 24.8% increase over the $16.5 million reported for the same period in 2004.

Net sales of the Company's  Cold Remedy segment  increased  36.4% for the second quarter of 2005  compared to 2004.  Overall net sales of the Health and Wellness segment remained relatively unchanged for the second quarter of 2005 compared to
2004. The segment's European sales increased 39.7% and were offset by a decrease in the domestic Health and Wellness operation, which was due to a decline in the number of active domestic independent  representatives.  Net sales also reflects
$1.4 million generated from the Company's Contract  Manufacturing  segment which has no comparable amount in 2004, as operations of this segment were part of the
fourth   quarter  2004   acquisition  of  the   facilities   that   manufactured
COLD-EEZE(R).

The  increase in net sales for the six months  reflects a 38.8%  increase in the
Company's  Cold Remedy  segment and a 4.5%  decrease in the Health and  Wellness segment.

The Company's  Cold Remedy net sales  continued to far outpace the growth in its category  as the  further  expansion  of the Cold Remedy  segment  reflects  the
success  of  strategic  advertising  and  marketing  initiatives;   new  product
extensions of COLD-EEZE(R);  and a notable increase in consumer  acceptance,  as reflected in a recent analysis demonstrating an expanded household penetration.

The Company's  Health and Wellness  European sales for the six months  increased
28.7%  reflecting  the  expansion  of  international  distribution.  The rise in international  distribution  partially  offset a decrease in domestic Health and
Wellness  segment  sales.  Net sales for 2005 also reflect $2.4 million from the
Company's  Contract  Manufacturing  segment,  which has no comparable  amount in
2004.

Guy J. Quigley,  Chairman,  President and Chief Executive  Officer said, "We are generally  pleased with our overall results which include increases in sales for the quarter and six-month  periods,  particularly  as the second  quarter is our seasonally weakest period for COLD-EEZE(R) sales. The increase in sales reflects the success of ongoing  initiatives  to generate  greater  market  share for our
COLD-EEZE(R)  Cold Remedy  products and the expansion of the European Health and
Wellness segment.  We remain well positioned to continue to generate  increasing sales of our core COLD-EEZE(R) products and expand its market penetration."

Net loss for the second quarter ended June 30, 2005 was $1.8 million, or ($0.15)
per share compared to a net loss of $912,000, or ($0.08) per share, for the same period  last year.  Net loss for the  six-months  ended  June 30,  2005 was $1.9 million,  or  ($0.17)  per share,  compared  to a net loss of $1.7  million,  or
($0.15) per share,  for the same period last year.  Net loss for the  six-months ended  June  30,  2005  and  2004 is  principally  attributed  to  research  and development costs of $1.9 million and $1.8 million, respectively.

Gross profit percentage margins for the Cold Remedy segment for the quarter were consistent  with margins  attained for the comparable  period in 2004. The gross profit percentage  margins for the Health and Wellness declined due to inventory obsolescence  charges.  Gross  profit  gains of the Cold Remedy  segment for the quarter and six months  ended June 30, 2005 were offset by  decreases  in Health and Wellness gross profit including substantially lower gross profit margins for the Contract Manufacturing segment than other operating segments.

The net loss for the quarter and six months  ended June 30,  2005  increased  as compared with the same periods last year,  due to increased  operating  costs of all  business  segments,  including  non-manufacturing  operating  costs  of the contract  manufacturing  segment that impacted  current  operations  rather than being  carried  as  inventory.  Net loss for the six months was in line with the same period last year.

No tax  benefits  to reduce  losses are  provided  for the quarter and six month periods ended June 30, 2005 and 2004, as the Company is in a net operating  loss carry-forward  position from the cumulative  effect of deductions  attributed to options, warrants and unrestricted stock from previous year's taxable income.

Mr.  Quigley  continued,  "During the  quarter we  announced  several  important developments  in  our  pharmaceutical  segment  including  the  completion  of a double-blind  placebo  controlled  study of our  QR-340  Scar  Formula  in which
initial  results   demonstrated  that  the  formula  was  safe,   effective  and
outperformed  Mederma(R),  the  top  selling  scar  appearance  formula  in  the commercial marketplace.

In addition,  a series of In-Vivo  (animal  model)  inflammation  studies of our potential  broad-spectrum  anti-inflammatory,  all natural,  botanical compound,
QR440  demonstrated  a  significant  effect on both sterile and immune  mediated inflammation.  QR440 has the potential to meet the significant need for safe and
effective   therapies   for  patients  with   rheumatoid   arthritis  and  other
inflammatory disorders," concluded Mr. Quigley.

The following is a list of other  formulations  currently in the Quigley  Pharma pipeline:

DIABETIC  NEUROPATHY - QR333: A patented  topical  compound that extends through
March 2021 is being tested to treat people that suffer from diabetic  peripheral neuropathy,  which can affect 60 to 70 percent of the 15.7 million  diabetics in the country.

SYSTEMIC  RADIATION - QR336: A patented  compound that extends through  November
2021 is being  investigated  to  potentially  reduce the  effects  of  radiation exposure.

ARTHRITIS - QR440: A patented  naturally-derived  compound that extends  through
April  2023 is being  developed  for the  treatment  of  arthritis  and  related inflammatory disorders as arthritis can afflict 40 million people in the US; 350 million worldwide.

INFLUENZA  A  -  QR435:  A  test  compound  with  potentially  broad  anti-viral properties for applications such as Influenza A&B in an intranasal delivery.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration or any other regulatory agency will grant an Investigational  New
Drug ("IND") or take any other action to allow its formulations to be studied or marketed. Furthermore, no claim is made that potential medicine discussed herein
is  safe,   effective,   or  approved  by  the  Food  and  Drug  Administration.
Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean the formula test compound, referenced herein will be effective in humans.  Safety and effectiveness in humans will have to be demonstrated by means of adequate and  well-controlled  clinical  studies before the clinical  significance of the formula test compound is known. Readers should carefully  review the risk factors  described in filings the Company  files from time to time with the Securities and Exchange Commission.

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the COLD-EEZE(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets. COLD-EEZE is the only (ZIGG) lozenge proven in two double-blind studies to reduce the  duration  of the common  cold from 7.6 to 4.4 days or by 42%.  In addition to  Over-The-Counter  (OTC)  products,  the Company has formed  Quigley
Pharma   Inc.    (http://www.QuigleyPharma.com),    a   wholly   owned   ethical
pharmaceutical  subsidiary,  to introduce a line of naturally  derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                                              Three-Months        Three-Months         Six-Months       Six-Months
                                                                  Ended               Ended               Ended            Ended
                                                              June 30, 2005       June 30, 2004       June 30, 2005    June 30, 2004
                                                                   ($)                 ($)                 ($)             ($)
                                                             -------------        -------------       -------------    -------------
Net Sales                                                         8,844               6,901              20,597           16,507
Gross profit                                                      3,034               2,777               8,736            7,297
Sales & marketing expenses                                        1,067                 835               2,902            2,458
Administrative expenses                                           2,987               2,055               5,981            4,805
Research & development                                              841                 821               1,909            1,768

Income taxes (Benefit)                                             --                  --                  --               --
Net loss                                                         (1,790)               (912)             (1,945)          (1,694)

Diluted loss per share:
   Net loss                                                     ($ 0.15)            ($ 0.08)            ($ 0.17)         ($ 0.15)
Diluted weighted average common shares outstanding:          11,655,995          11,512,092          11,655,396       11,511,390

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following  represents  condensed  financial  data (in thousands) at June 30,
2005 and December 31, 2004:

                                                              2005             2004
                                                               ($)              ($)
                                                            --------         ---------
              Cash & cash equivalents                        13,979           14,366
              Accounts receivable, net                        1,623            6,376
              Inventory                                       3,761            3,455
              Total current assets                           20,297           24,961
              Total assets                                   26,398           31,530
              Total current liabilities                       5,095            7,109
              Long-term debt                                  1,250            2,464
              Total stockholders' equity                     19,997           21,902